UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SoFi Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1547291
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

234 1st St San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	The Nasdaq Global Select Market

Warrants, each whole warrant exercisable to purchase one share of Common Stock at an exercise price of $11.50	The Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252009

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Explanatory Note

This Registration Statement on Form 8-A (this “Registration Statement”) is being filed by SoFi Technologies, Inc. (the “Company”), formerly known as Social Capital Hedosophia Holdings Corp. V, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase shares of Common Stock (“Warrants”) from The New York Stock Exchange to The Nasdaq Global Select Market (the “Nasdaq”).

Item 1. Description of Registrant’s Securities to be Registered.

The Company is hereby registering the Common Stock and the Warrants.

The description of the Common Stock registered hereunder is set forth under the heading “Description of SoFi Technologies Securities” in the definitive proxy statement / prospectus, dated as of May 7, 2021 (File No. 333-252009) and filed with the SEC on May 7, 2021, and is incorporated herein by reference. The description of the Warrants registered hereunder is set forth under the heading “Description of Securities” in the prospectus, dated as of October 8, 2020 (File Nos. 333-248915 and 333-249396) and filed with the SEC on October 13, 2020, and is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the registrant are registered on the Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 28, 2021

SoFi Technologies, Inc.

By:	/s/ Anthony Noto
Name: Anthony Noto
Title: Chief Executive Officer

2